                                                                       EXHIBIT 2


                            STOCK PURCHASE AGREEMENT


                                 By and Between


                           PATTERSON-UTI ENERGY, INC.

                                  as Purchaser


                                       and


                                  J. MARK ROPER

                                    as Seller








                          Dated as of October 28, 2002

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.       Purchase and Sale of Securities; Closing................................................................1

         1.1      Purchase and Sale of Securities................................................................1

         1.2      Closing........................................................................................1

2.       Purchaser's Conditions of Closing.......................................................................1

         2.1      Representations and Warranties.................................................................1

         2.2      Purchase Permitted by Applicable Laws..........................................................2

         2.3      Compliance with Securities Laws................................................................2

         2.4      No Adverse Action or Decision..................................................................2

         2.5      No Shareholders Rights Plan; No Reduction in Outstanding Stock.................................2

3.       Seller's Conditions of Closing..........................................................................2

         3.1      Representations and Warranties.................................................................2

         3.2      Purchase Permitted by Applicable Laws..........................................................2

         3.3      Purchase of Securities.........................................................................2

         3.4      No Adverse Action or Decision..................................................................2

         3.5      Compliance with Securities Laws................................................................3

4.       Other Agreements........................................................................................3

         4.1      No Change in Purchase Price....................................................................3

         4.2      Consent to Transfer............................................................................3

5.       Representations and Warranties of Seller................................................................3

         5.1      Title to Securities............................................................................3

         5.2      Authority; Binding Agreement...................................................................3

         5.3      No Adverse Action or Decision..................................................................4

         5.4      No Rights Plan; No Reduction in Outstanding Stock..............................................4

         5.5      No Other Representations and Warranties........................................................4

6.       Representations and Warranties of Purchaser.............................................................4

         6.1      Purchase for Investment........................................................................4

         6.2      Power and Authority; Binding Obligation........................................................5

         6.3      No Adverse Action or Decision..................................................................5

         6.4      No Other Representations or Warranties.........................................................6

7.       Termination, Amendment and Waiver.......................................................................6

         7.1      Termination....................................................................................6

         7.2      Effect of Termination..........................................................................6

8.       Miscellaneous...........................................................................................7

         8.1      Amendment......................................................................................7

         8.2      Extension; Waiver..............................................................................7

         8.3      Assignment.....................................................................................7

         8.4      Survival of Representations and Warranties.....................................................7

         8.5      Successors and Assigns; No Third Party.........................................................7

         8.6      Notices........................................................................................7

         8.7      Descriptive Headings...........................................................................8

         8.8      Governing Law; Consent to Jurisdiction.........................................................8

         8.9      Remedies.......................................................................................9

         8.10     Entire Agreement...............................................................................9

         8.11     Severability...................................................................................9

         8.12     Counterparts...................................................................................9

         8.13     Brokerage......................................................................................9

         8.14     Attorneys' Fees................................................................................9

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of October 28, 2002, by and between Patterson-UTI Energy, Inc., a Delaware corporation (the "Purchaser"), and J. Mark Roper (the "Seller").

                                    RECITALS

         WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, subject to the terms and conditions set forth herein, 101,076 shares of common stock, $.10 par value per share ("Common Stock"), of TMBR/Sharp Drilling, Inc., a Texas corporation (the "Company");

         NOW, THEREFORE, in consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENTS

                  1. PURCHASE AND SALE OF SECURITIES; CLOSING.

                  1.1 Purchase and Sale of Securities. Subject to the terms and conditions herein set forth, the Seller agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Seller, 101,076 shares of Common Stock (the "Securities"), for $16.60 per share, or an aggregate cash purchase price of $1,677,861.60 (the "Purchase Price").

                  1.2 Closing. The purchase and delivery of the Securities shall take place at a closing (the "Closing") to be held at the offices of Fulbright & Jaworski L.L.P., Houston, Texas, at 10:00 a.m., local time, on October 29, 2002, or at such other time and place or on such other business day thereafter as the parties hereto may agree (herein called the "Closing Date"). On the Closing Date, (a) the Seller will deliver to the Purchaser (i) an original certificate or certificates evidencing the Securities which are certificated and held of record by the Seller, together with appropriate stock powers, and, (ii) with respect to the Securities that are held by a broker in an account for the benefit of the Seller, irrevocable instructions to such broker to transfer such Securities to the Purchaser, together with appropriate stock powers, if any, against (b) receipt of the purchase price therefor by the Seller by wire transfer of immediately available funds to an account or accounts designated by the Seller in writing to the Purchaser within one business day of the date hereof, or by such other payment method as is mutually agreed to by the Purchaser and the Seller.

                  2. PURCHASER'S CONDITIONS OF CLOSING. The Purchaser's obligation to purchase and pay for the Securities is subject to the satisfaction or waiver, on or before the Closing Date, of the conditions precedent contained in this Section 2.

                  2.1 Representations and Warranties. The representations and warranties contained in Section 5 hereof shall be true and correct on and as of the

         Closing Date, and the Seller shall have delivered to the Purchaser a certificate to such effect.

                  2.2 Purchase Permitted by Applicable Laws. The purchase of and payment for the Securities shall not be prohibited by any applicable law or governmental regulation.

                  2.3 Compliance with Securities Laws. The offer and sale of the Securities under this Agreement shall have complied with all applicable requirements of federal and state securities laws.

                  2.4 No Adverse Action or Decision. There shall be no legal action, suit, investigation or proceeding pending, or to the Purchaser's actual knowledge, threatened, against or affecting the Purchaser or the Company or any of their respective properties or rights, or any of their respective affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (a) seeks to restrain, enjoin or prevent the consummation of the transaction contemplated by this Agreement or (b) questions the validity or legality of such transaction or seeks to recover damages or to obtain other relief in connection with such transaction.

                  2.5 No Shareholders Rights Plan; No Reduction in Outstanding Stock. The Company shall not have adopted a plan, commonly referred to as a Shareholders' Rights Plan (a "Rights Plan"), and Purchaser shall have received a letter from the Company, dated as of the Closing Date, confirming that no such plan has been adopted, which plan would have the effect of diluting the value of the Securities owned by the Purchaser as compared with the rights of other holders of Common Stock, and the number of outstanding shares of Common Stock shall not be more than 25,000 shares less than that reported in the last quarterly report on Form 10-Q filed by the Company with the Securities and Exchange Commission.

                  3. SELLER'S CONDITIONS OF CLOSING. The Seller's obligations to sell the Securities hereunder are subject to the satisfaction or waiver, on or before the Closing Date, of the conditions precedent contained in this Section 3.

                  3.1 Representations and Warranties. The representations and warranties contained in Section 6 hereof shall be true and correct on and as of the Closing Date; and the Purchaser shall have delivered to the Seller a certificate, dated the Closing Date, to such effect.

                  3.2 Purchase Permitted by Applicable Laws. The purchase of and payment for the Securities shall not be prohibited by any applicable law or governmental regulation.

                  3.3 Purchase of Securities. The Purchaser shall have purchased and paid for the Securities.

                  3.4 No Adverse Action or Decision. There shall be no action, suit, investigation or proceeding pending, or to the Seller's actual knowledge, threatened, against or affecting the Seller or the Company or any of their respective properties or rights, or any of their respective affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (a) seeks to restrain, enjoin, prevent the consummation of or otherwise adversely affect the transaction contemplated by this Agreement or (b) questions the validity or legality of such transaction or seeks to recover damages or to obtain other relief in connection with such transaction.

                  3.5 Compliance with Securities Laws. The offer and sale of the Securities under this Agreement shall have complied with all applicable requirements of federal and state securities laws.

                  4. OTHER AGREEMENTS.

                  4.1 No Change in Purchase Price. The Seller acknowledges and agrees that notwithstanding any future purchases of shares of Common Stock by the Purchaser from other holders after the date of this Agreement at a price per share that is different than the per share Purchase Price, the Purchase Price shall not change.

                  4.2 Consent to Transfer. Execution of this Agreement by the Purchaser shall evidence its consent to the transfer of the Roper Proxy Shares (as such term is defined in the Stock Purchase Agreement, dated as of June 11, 2002, by and among the Purchaser, Roper Family Properties, Ltd., Estate of Joe G. Roper, Patricia R. Elledge, Judy Kathleen Roper Davis, Jeanie Elisabeth Cornelius and the Seller, in his individual capacity for purposes of Sections 2.4, 4.3(b), 6 and 9 of such agreement (the "June 2002 Agreement")) under Section 6.3 of the June 2002 Agreement.


                  5. REPRESENTATIONS AND WARRANTIES OF SELLER. The Seller represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

                  5.1 Title to Securities. The Seller represents and warrants to the Purchaser that he is the record holder of the Securities (other than those Securities which are held beneficially for his account by brokerage firms), that he owns the Securities free and clear of any pledge, hypothecation, assignment, lien, charge, claim, security interest, option, preference, restriction (except under securities laws and as contemplated by Section 6.1 of this Agreement), priority or other preferential arrangement of any kind or nature whatsoever thereon or affecting the title thereto, that he has owned such shares for at least two years and has not been an officer or director of the Company during that time. The Seller represents and warrants to the Purchaser that the Securities are the only shares of Common Stock that he owns, except for 1,000 shares of Common Stock held in trust for Seller's minor children.

                  5.2 Authority; Binding Agreement. The Seller represents and warrants to the Purchaser that he has the requisite authority to execute, deliver, and perform his obligations under this Agreement and to deliver the Securities hereunder and that this Agreement is a legal, valid and binding obligation of his enforceable in accordance with its terms (except that enforcement may be subject to (a) any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights (b) general principles in equity regardless of whether such enforcement is sought in a proceeding in equity or at law).

                  5.3 No Adverse Action or Decision. To the current actual knowledge of the Seller, there is no action, suit, investigation or proceeding pending or threatened against or affecting the Seller or the Company or any of their respective properties or rights, or any of their respective affiliates, officers or directors, before any court, arbitrator, administrative or governmental body which (a) seeks to restrain, enjoin or prevent the consummation of the transaction contemplated by this Agreement or (b) questions the validity or legality of such transaction or seeks to recover damages or to obtain other relief in connection with such transaction.

                  5.4 No Rights Plan; No Reduction in Outstanding Stock. The Seller represents and warrants to the Purchaser that to his actual knowledge the Company has not adopted a Rights Plan and the number of shares of Common Stock outstanding at present equals or exceeds the number reported as outstanding in the last quarterly report on Form 10-Q filed by the Company with the Securities and Exchange Commission.

                  5.5 No Other Representations and Warranties. Except as set forth in this Agreement, the Seller makes no other representations or warranties to the Purchaser.

                  6. REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser represents and warrants to the Seller that:

                  6.1 Purchase for Investment.

                           (a) The Purchaser is acquiring the Securities for its
                  own account and not with a view to the public resale or distribution of all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                           (b) The Purchaser acknowledges that the offer and
                  sale of the Securities hereunder have not been registered under the Securities Act.

                           (c) The Purchaser is an "accredited investor" within
                  the meaning of Rule 501 under Regulation D promulgated under the Securities Act, is experienced in evaluating investments in companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the entire economic risk of its investment.

                           (d) The Purchaser acknowledges that, to the extent
                  that any of the Securities are "restricted securities" as that term is defined in the rules promulgated under the Securities Act, such Securities may not be sold, transferred, pledged, hypothecated, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering such Securities or an available exemption from registration under the Securities Act, such Securities must be held indefinitely.

                           (e) The Purchaser agrees that, to the extent that any
                  of the Securities are "restricted securities" as that term is defined in the rules promulgated under the Securities Act, such Securities shall bear legends in substantially the following form or such other form as may be required by applicable law:

                      "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF LEGAL COUNSEL FOR THE HOLDER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO LEGAL COUNSEL FOR THE COMPANY."

                  6.2 Power and Authority; Binding Obligation. The Purchaser has all requisite capacity and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. This Agreement is a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms (except that enforcement may be subject to (a) any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights (b) general principles in equity regardless of whether such enforcement is sought in a proceeding in equity or at law, and except to the extent enforceability of the indemnification provisions may be limited under applicable securities laws).

                  6.3 No Adverse Action or Decision. To the current actual knowledge of the Purchaser, there is no action, suit, investigation or proceeding pending or threatened against or affecting either the Purchaser or the Company or any of their respective properties or rights, or any of their respective affiliates, officers or directors, before any court, arbitrator, administrative or governmental body which
         (a) seeks to restrain, enjoin or prevent the consummation of the transaction contemplated by this Agreement or (b) questions the validity or legality of such transaction or seeks to recover damages or to obtain other relief in connection with such transaction.

                  6.4 No Other Representations or Warranties. Except as set forth in this Agreement, the Purchaser makes no other representations or warranties to the Seller.

                  7. TERMINATION, AMENDMENT AND WAIVER.

                  7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                           (a) by mutual written consent of the Purchaser and
                  the Seller;

                           (b) by either the Purchaser or the Seller;

                  (i) if the Closing shall not have occurred on or before November 4, 2002, unless the failure to consummate the transaction contemplated by this Agreement is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; or

                  (ii) if any permanent injunction or other order of a court or other competent authority preventing the consummation of the transaction contemplated by this Agreement shall have become final and nonappealable.

                           (c) by the Purchaser, if the Seller breaches any of
                  his representations or warranties herein or fails to perform in any material respect any of his covenants, agreements or obligations under this Agreement;

                           (d) by the Seller, if the Purchaser breaches any of
                  its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

                           (e) by the Seller, by written notice to the
                  Purchaser, if the Closing has not occurred because the condition set forth in Section 2.4 has not been satisfied as a result of the Purchaser being aware of an oral threat as set forth in Section 2.4 and such oral threat is not made in writing within seven days after the Purchaser first became aware of such oral threat.

                  7.2 Effect of Termination. In the event of termination of this Agreement by either the Seller or the Purchaser, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Purchaser or the Seller.

                  8. MISCELLANEOUS.

                  8.1 Amendment. This Agreement may be amended in writing by the parties hereto at any time. No party to this Agreement shall have any authority to amend this Agreement unless such amendment is in an instrument in writing signed on behalf of each of the parties.

                  8.2 Extension; Waiver. At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or the other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance of the other party with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  8.3 Assignment. This Agreement shall not be assigned by operation of law or otherwise, and any attempt at assignment shall be void; provided, however, that the Purchaser may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, its rights under this Agreement, but no such transfer or assignment will relieve the Purchaser of its obligations under this Agreement. For purposes of this Section 8.3, the term "Affiliate" means, with respect to the Purchaser, any other individual, corporation, partnership, limited liability company, association, trust or other entity or organization directly or indirectly controlling, controlled by or under common control with the Purchaser.

                  8.4 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement.

                  8.5 Successors and Assigns; No Third Party. All covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto and, to the extent provided in this Agreement. Subject to the foregoing, nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

                  8.6 Notices. All communications provided for hereunder shall be (a) in writing, (b) effective (i) upon receipt if delivered personally, (ii) three business days after the date of postmark by the United States Postal Service when mailed by registered or certified mail, return receipt requested, postage paid, (iii) the next business day following delivery to a reputable overnight courier service, or
         (iv) upon receipt if sent by facsimile transmission and confirmed, and
         (c) addressed as follows:

                  If to the Purchaser:

                  Patterson-UTI Energy, Inc.
                  4510 West Highway 180 (Lamesa Highway)
                  Snyder, Texas 79459
                  Facsimile No.: 915/574-6307
                  Confirmation No.: 915/574-6300
                  Attention: Chief Executive Officer

                  With a copy to:

                  Fulbright & Jaworski L.L.P.
                  1301 McKinney, Suite 5100
                  Houston, Texas  77010
                  Facsimile No.: 713/651-5246
                  Confirmation No.: 713/651-5427
                  Attention:  Michael W. Conlon

                  If to the Seller, to:

                  J. Mark Roper
                  2409 Never Bend Cove
                  Austin, Texas 78746
                  Facsimile No.: 512/306-1615

                  Confirmation No.: 512/342-8811

                  With a copy to:

                  Armbrust & Brown, L.L.P.
                  100 Congress Avenue, Suite 1300
                  Austin, Texas  78701
                  Facsimile No.: 512/435-2360
                  Confirmation No.: 512/435-2302
                  Attention:  Frank B. Brown

         or to such other address with respect to any party as such party shall notify the other in writing. Within 5 days after the date of such mailing (save for any postal interruption) such communication shall be deemed to have been received.

                  8.7 Descriptive Headings. The descriptive headings of the several Paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  8.8 Governing Law; Consent to Jurisdiction. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Texas without giving effect to the choice of law or conflicts principles thereof. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Texas or of the United States of America for the Northern District of Texas, and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Purchaser and the Seller irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth herein, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Seller or the Purchaser to serve process in any other manner permitted by law.

                  8.9 Remedies. In case any one or more of the covenants or agreements set forth in this Agreement shall have been breached by the Seller or the Purchaser, the Seller or the Purchaser, as applicable, may proceed to protect and enforce his or its rights either by suit in equity or by action at law or both, including, without limitation, specific performance.

                  8.10 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

                  8.11 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.12 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but which together shall constitute a single agreement.

                  8.13 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transaction contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

                  8.14 Attorneys' Fees. Each party shall be responsible for his or its own attorneys' fees with respect to (a) the negotiation and preparation of this Agreement and the consummation of the transaction contemplated hereby and (b) claims, if any, made by any third party with respect to any consummation of or performance of this Agreement, except for the costs and expenses, including attorneys' fees, of enforcing a party's rights or otherwise obtaining a remedy under this Agreement for breach of this Agreement by the other party.

         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed and delivered as of the date first above written.


                                  SELLER

                                  ----------------------------------------------
                                  J. Mark Roper

                                    PURCHASER

                                    Patterson-UTI Energy, Inc.



                                    By:
                                       -----------------------------------------
                                    Name:  John E. Vollmer III
                                    Title: Senior Vice President